UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2015

SIGNPATH PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	333-158474	20-5079533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 100, Center Valley, PA 18034
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 538-9996

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b)           Engagement of New Independent Registered Accounting Firm

On February 11, 2015, SignPath Phama Inc., a Delaware corporation (the “Company”) engaged Friedman LLP (“Friedman”) as the Company’s new Independent Certified Public Accountants.  Friedman will perform the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2014.  The Company’s audit committee participated in and approved the decision to appoint Friedman.

During the two most recent fiscal years and through the date of its appointment, neither the Company, nor anyone on its behalf, consulted Friedman regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Friedman that it concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNPATH PHARMA INC.

Dated: February 13, 2015	By:	/s/ Lawrence Helson
Name: Lawrence Helson, M.D.
Title: Chief Executive Officer